UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

Thayer Ventures Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39791	85-2426959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25852 McBean Parkway Valencia, CA	91335
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 782-1414

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A common stock, $0.0001 par value, and one-half of one redeemable warrant to acquire one share of Class A Common Stock	TVACU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	TVAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	TVACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Definitive Material Agreement.

This section describes the material provisions of the Business Combination Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1. Unless otherwise defined herein, the capitalized terms used below are defined in the Business Combination Agreement.

Business Combination Agreement

On June 30, 2021, Thayer Ventures Acquisition Corporation, a Delaware corporation (“TVAC” or “Thayer”), Passport Merger Sub I Inc., a Delaware corporation and wholly-owned subsidiary of TVAC (“Blocker Merger Sub 1”), Passport Merger Sub II Inc., a Delaware corporation and wholly-owned subsidiary of TVAC (“Blocker Merger Sub 2”), Passport Merger Sub III Inc., a Delaware corporation and wholly-owned subsidiary of TVAC (“Blocker Merger Sub 3” and, together with Blocker Merger Sub 1 and Blocker Merger Sub 2, the “Blocker Merger Subs”, and together with the Company Merger Sub (as defined below), the “Merger Subs”), KPCB Investment I, Inc., a Delaware corporation (“KPCB Blocker”), Inspirato Group, Inc., a Delaware corporation (“IVP Blocker”), W Capital Partners III IBC, Inc., a Delaware corporation (“W Capital Blocker”, and together with KPCB Blocker and the IVP Blocker, the “Blockers”), Passport Company Merger Sub, LLC a Delaware limited liability company (“Company Merger Sub”, and together with TVAC and the Blocker Merger Subs, the “TVAC Parties”), and Inspirato LLC, a Delaware limited liability company (“Inspirato”), entered into a business combination agreement (the “Business Combination Agreement”), pursuant to which (i) KPCB Blocker will merge with and into Blocker Merger Sub 1, with Blocker Merger Sub 1 as the surviving company and wholly-owned subsidiary of TVAC (the “KPCB Blocker Merger”), (ii) IVP Blocker will merge with an into Blocker Merger Sub 2, with Blocker Merger Sub 2 as the surviving company and wholly-owned subsidiary of TVAC (the “IVP Blocker Merger”), (iii) W Capital Blocker will merge with and into Blocker Merger Sub 3, with Blocker Merger Sub 3 as the surviving company and wholly-owned subsidiary of TVAC (the “W Capital Blocker Merger,” and together with the KPCB Blocker Merger and the IVP Blocker Merger and any mergers involving blockers that are not party to the Business Combination Agreement (if any), the “Blocker Mergers”) and (iv) immediately following the Blocker Mergers, Company Merger Sub will merge with and into Inspirato, with Inspirato as the surviving company (“Surviving Company”), resulting in Inspirato becoming a subsidiary of TVAC (the “Company Merger,” together with the Blocker Mergers, the “Mergers” and together with the other transactions related thereto, the “Proposed Transactions”).

Transaction Consideration

Upon the consummation of the Mergers, the aggregate consideration to be paid or issued in exchange for the units of Inspirato will be (i) approximately $1.07 billion (the “Valuation”) of equity consideration, payable in the form of shares of TVAC Class A Common Stock, in the case of the Blockers, or New Company Units and shares of TVAC Class V Common Stock in the case of all other unitholders of Inspirato, (ii) an amount in cash (if any), to be determined by the Inspirato prior to the closing of the Proposed Transactions (the “Closing”), subject to the limitations set forth in the Business Combination Agreement, and (iii) certain rights under the Tax Receivables Agreement (as described below). The Valuation will be adjusted upward on a dollar-for-dollar basis by (a) the amount by which Inspirato’s net cash at the Closing exceeds $20 million, and (b) the amount by which TVAC’s transaction expenses exceeds $15 million. The aggregate equity and cash consideration payable in the Mergers will be allocated among the Blockers and other unitholders of Inspirato in accordance with his, her or its respective pro rata share. Options to purchase Common Units of Inspirato will be converted into options to purchase shares of TVAC Class A Common Stock at an exchange ratio based on the value of equity and cash consideration (but excluding the value of any rights payable under the Tax Receivables Agreement) payable to the unitholders of Inspirato, and will be subject to the same terms and conditions, including vesting.

Representations, Warranties and Covenants

The parties to the Business Combination Agreement have made customary representations, warranties and covenants, including, among others, with respect to the conduct of the businesses of Inspirato, the Blockers and TVAC during the period between execution of the Business Combination Agreement and the consummation of the Proposed Transactions. Certain of the representations are subject to specified exceptions and qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement.

Conditions to Closing

The obligations of Inspirato, the Blockers and TVAC to consummate the Proposed Transactions, including the Mergers, are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of various conditions, including, among other things: (i) the accuracy of the representations and warranties of TVAC and Inspirato, respectively; (ii) the performance by TVAC and Inspirato, respectively, of its covenants and agreements; (iii) the absence of any material adverse effect that is continuing with respect to Inspirato between the date of the Business Combination Agreement and the date of the Closing, (iv) the approval of Inspirato’s unitholders and TVAC’s shareholders (and, in the case of the Blocker Mergers, the approval of such stockholders of the Blockers (the “Blocker Owners”)); (v) the effectiveness of a registration statement on Form S-4 (the “Registration Statement”); (vi) the receipt of requisite government approvals, including approval related to the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, if any; (vii) TVAC having at least $5,000,001 of net tangible assets following the exercise of redemption rights provided in accordance with the organizational documents of TVAC; (viii) as a condition to TVAC’s obligations, the delivery by Inspirato of a customary bringdown certificate and the Inspirato A&R LLCA (as defined below); and (ix) as a condition to obligations of Inspirato and the Blockers, (a) the total cash and cash equivalents of TVAC as of immediately prior to the Closing, after giving effect to the redemptions and the PIPE (as defined below), being no less than $140 million, (b) the delivery by TVAC of a customary bringdown certificate, (c) the listing of the shares of TVAC Class A Common Stock to be issued in connection with the Proposed Transactions, (d) the delivery of TVAC’s signature pages to the Inspirato A&R LLCA, the Tax Receivable Agreement and the Registration Rights Agreement (as defined below), (e) the installment of TVAC’s board of directors pursuant to the Registration Rights Agreement, (f) entry into the Sponsor Side Letter (as defined below), (g) the filing of TVAC’s amended charter and adoption of TVAC’s amended bylaws, (h) the completion of all redemptions of TVAC Class A Common Stock and (i) the making of all necessary and appropriate arrangements with the trustee of TVAC’s trust account by TVAC to have all of the remaining funds from the trust account available to the Surviving Company immediately following the Closing. The conditions to Closing with respect to the Blockers will only affect the ability of a particular Blocker Merger to close, rather than the broader transaction. If a Blocker Merger cannot close, such Blocker will be treated as an ordinary unitholder of Inspirato and receive the Per Unit Unitholder Merger Consideration.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including: (i) by mutual written consent of TVAC and Inspirato; (ii) subject to certain cure periods, by either Inspirato or TVAC, as applicable, if there has been a breach of any representation, warranty, covenant or other agreement made by Inspirato or TVAC, as applicable, that would result in the failure of related closing conditions; (iii) by either TVAC or Inspirato if the consummation of the Proposed Transactions does not occur prior to December 30, 2021, subject to certain exceptions; (iv) by either TVAC or Inspirato if the transaction is prohibited by law or a government order; (v) by either TVAC or Inspirato if approval is not obtained from TVAC shareholders at the special meeting of TVAC shareholders; and (vi) by TVAC if approval is not obtained from unitholders of Inspirato within five (5) business days after the Registration Statement becomes effective.

The foregoing description of the Business Combination Agreement and the Proposed Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Business Combination Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about TVAC, Inspirato, the Blockers or any other party to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in public disclosures by TVAC.

Stock Exchange Listing

Thayer will use its reasonable best efforts to cause the shares of TVAC Class A Common Stock to be issued in connection with the Proposed Transactions to be approved for listing on the Nasdaq Capital Market at the Closing. Until the Closing, Thayer shall use its reasonable best efforts to keep the TVAC Class A Common Stock and warrants listed for trading on the Nasdaq Capital Market.

Related Agreements

Inspirato A&R LLCA

The Amended and Restated Limited Liability Company Agreement of Inspirato, dated as of February 9, 2020 will be amended and restated (such amendment and restatement, the “Inspirato A&R LLCA”) in connection with the Proposed Transactions to, among other things, recapitalize the equity interests of Inspirato into a single class of units immediately prior to the Blocker Mergers.

Tax Receivable Agreement

In connection with the Closing, certain unitholders of Inspirato, Blocker Owners and TVAC will enter into a tax receivable agreement (the “Tax Receivable Agreement”) pursuant to which, among other things, TVAC will pay to certain unitholders of Inspirato 85% of the benefits, if any, that TVAC realizes from an increase in tax basis and certain other tax benefits.

Registration and Stockholder Rights Agreement

In connection with the Closing, Thayer Ventures Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”), TVAC, certain stockholders of TVAC and certain unitholders of Inspirato will enter into an amended and restated registration and stockholder rights agreement (the “Registration Rights Agreement”) pursuant to which, among other things, Thayer will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of TVAC Class A Common Stock and other equity securities of Thayer that are held by the parties thereto from time to time. The stockholders party thereto (or their permitted transferees) may demand underwritten offerings under certain circumstances, and such holders will be entitled to piggyback registration rights. The Registration Rights Agreement also sets forth procedures for the composition of TVAC’s board of directors following the Proposed Transactions.

Transaction Support Agreements

On June 30, 2021, certain unitholders of Inspirato, holding a sufficient number of units of Inspirato to comprise the Company Unitholder Majority, entered into Transaction Support Agreements (the “Transaction Support Agreements”) pursuant to which, among other things, such unitholders agreed to vote all of their units of Inspirato in favor of the Business Combination Agreement, the Company Merger, and to the extent such unitholder is a Blocker Owner, the applicable Blocker Merger, and the Proposed Transactions.

The foregoing description of the Transaction Support Agreements is qualified in its entirety by reference to the form of Transaction Support Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Sponsor Side Letter

On June 30, 2021, the Sponsor, TVAC, Inspirato and certain other parties named therein entered into the Sponsor Side Letter (the “Sponsor Side Letter”) pursuant to which the Sponsor and certain other holders of TVAC Class B Common Stock agreed, among other things, to (i) vote all of their TVAC Class B Common Stock in favor of the Business Combination Agreement, the Company Merger, and the Proposed Transactions and (ii) with respect to the Sponsor only, forfeit 1,500,000 shares of TVAC Class B Common Stock upon the Closing of the Proposed Transactions.

The foregoing description of the Sponsor Side Letter is qualified in its entirety by reference to the form of Sponsor Side Letter, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Subscription Agreements

On June 30, 2021, Thayer entered into separate subscription agreements (collectively, the “Subscription Agreements”) with a number of investors (collectively, the “PIPE Investors”), pursuant to which the PIPE Investors agreed to purchase an aggregate of approximately 10.0 million shares of TVAC Class A Common Stock (the “PIPE Shares”), at a purchase price of $10.00 per share for an aggregate purchase price of approximately $100.0 million, in one or more private placement transactions (the “PIPE”). The closing of the PIPE pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the concurrent consummation of the Proposed Transactions. The purpose of the PIPE is to raise additional capital for use by the combined company following the Closing.

The Subscription Agreements provide that Thayer is required to file with the SEC, within fifteen (15) business days after the consummation of the Proposed Transactions, a shelf registration statement covering the resale of the PIPE Shares and to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof but no later than the earlier of (i) the 60th day following the filing date thereof if the SEC notifies Thayer that it will “review” such registration statement and (ii) the 5th business day after the date Thayer is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.

Additionally, pursuant to the Subscription Agreements, the PIPE Investors agreed to waive any claims that they may have at the Closing or in the future as a result of, or arising out of, the Subscription Agreements against Thayer, including with respect to the trust account (other than with respect to any TVAC Class A Common Stock held by such PIPE Investors outside the PIPE Shares). The Subscription Agreements will terminate, and be of no further force and effect, upon the earlier to occur of (i) such date and time as the Merger Agreement is terminated in accordance with its terms, (ii) upon the mutual written agreement of Thayer and the applicable PIPE Investor, (iii) if the conditions set forth therein are not satisfied or are not capable of being satisfied or are not waived prior to the Closing and, as a result thereof, the transactions contemplated therein will not be or are not consummated at the Closing, and (iv) December 30, 2021.

The foregoing description of the Subscription Agreements is qualified in its entirety by reference to the form of Subscription Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K, and incorporated herein by reference.

Lock-up Arrangements

The Sponsor and Inspirato unitholders will be subject to lock-up arrangements on their TVAC Class A Common Stock, TVAC Class B Common Stock and other TVAC equity securities pursuant to which, without the prior written consent of Thayer, during the period commencing on the Closing and ending on the date that is 365 days after the Closing, such parties will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, such shares or other equity securities (the “Lock-Up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Thayer’s capital stock, in cash or otherwise. The lock-up restrictions contain customary exceptions, including for estate planning transfers, affiliates transfers, certain open market transfers and transfers upon death or by will, and will also lapse prior to their expiration upon the occurrence of certain events, including the closing price of TVAC Class A Common Stock reaching certain thresholds.

Item 3.02.	Entry into a Definitive Material Agreement.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The securities of Thayer that may be issued in connection with the Subscription Agreements will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01.	Regulation FD Disclosure.

On June 30, 2021, Thayer issued a press release announcing the execution of the Business Combination Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Furnished as Exhibit 99.2 is a copy of an investor presentation used by the Company and Inspirato in connection with the PIPE.

Thayer and Inspirato will also hold a conference call at 8:30 a.m. Eastern time on June 30, 2021 to discuss the Proposed Transactions. A copy of the script for the call is furnished as Exhibit 99.3 hereto.

The information in this Item 7.01 and Exhibits 99.1, 99.2 and 99.3 attached hereto shall not be deemed “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Information About the Business Combination and Where to Find It

In connection with the proposed business combination, Thayer intends to file a registration statement on Form S-4 (the “Registration Statement”) that includes a preliminary proxy statement and prospectus with respect to Thayer’s securities to be issued in connection with the proposed business combination that also constitutes a preliminary prospectus of Thayer and will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders. The Registration Statement is not yet effective. The Registration Statement, including the proxy statement/prospectus contained therein, when it is declared effective by the SEC, will contain important information about the proposed business combination and the other matters to be voted upon at a meeting of Thayer’s stockholders to be held to approve the proposed business combination and other matters and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. BEFORE MAKING ANY VOTING DECISION, THAYER’S STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/

PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION. When available, the definitive proxy statement/prospectus will be mailed to Thayer stockholders as of a record date to be established for voting on the proposed business combination and the other matters to be voted upon at the Thayer stockholders’ meeting. Thayer stockholders will also be able to obtain copies of the definitive proxy statement/prospectus, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Thayer Ventures Acquisition Corporation, 25852 McBean Parkway, Valencia, CA 91335, TVAC@mzgroup.us.

The information contained on, or that may be accessed through, the websites referenced in this report is not incorporated by reference into, and is not a part of, this report.

Participants in the Solicitation

Thayer, Inspirato and their respective directors and officers may be deemed participants in the solicitation of proxies of Thayer stockholders in connection with the proposed business combination. Thayer stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Thayer in Thayer’s Annual Report on Form 10-K for the year ended December 31, 2020, as amended, which has been filed with the SEC. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Thayer stockholders in connection with the proposed business combination and other matters to be voted upon at the Thayer stockholders’ meeting will be set forth in the Registration Statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the Registration Statement that Thayer intends to file with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K may contain a number of “forward-looking statements”. Forward-looking statements include information concerning Thayer’s or Inspirato’s possible or assumed future results of operations, business strategies, debt levels, competitive position, industry environment, potential growth opportunities and the effects of regulation, including whether this proposed business combination will generate returns for shareholders. These forward-looking statements are based on Thayer’s or Inspirato’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Thayer’s or Inspirato’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (a) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement and the proposed business combination contemplated thereby; (b) the inability to complete the proposed business combination due to the failure to obtain approval of the shareholders of Thayer or other conditions to closing in the Business Combination Agreement; (c) the ability to meet Nasdaq’s listing standards following the consummation of the proposed business combination; (d) the inability to complete the PIPE; (e) the risk that the proposed business combination disrupts current plans and operations of Inspirato or its subsidiaries as a result of the announcement and consummation of the transactions described herein; (f) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (g) costs related to the proposed business combination; (h) changes in applicable laws or regulations, including legal or regulatory developments (such as the SEC’s recently released statement on accounting and reporting considerations for warrants in SPACs) which could result in the need for Thayer to restate its historical financial statements and cause unforeseen delays in the timing of the business combination and negatively impact the trading price of Thayer’s securities and the attractiveness of the business combination to investors; (i) the possibility that Inspirato may be adversely affected by other economic, business and/or competitive factors; (j) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities; (k) the risk of downturns in the travel and hospitality industry, including residual effects of the COVID-19 pandemic; and (l) costs related to the transaction and the failure to realize anticipated benefits of the transaction or to realize estimated pro forma results and underlying assumptions, including with respect to estimated shareholder redemptions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the registration statement on Form S-4 above and discussed below and other documents filed by Thayer from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.

Except as required by law, neither Thayer nor Inspirato undertakes any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this report. Additional risks and uncertainties are identified and discussed in Thayers’s reports filed with the SEC and available at the SEC’s website at www.sec.gov, including under “Risk Factors” in Part I, Item 1A of Thayer’s Annual Report on Form 10-K for the year ended December 31, 2020, as amended, and in Part II, Item 1A of Thayer’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description

2.1*	Business Combination Agreement, dated June 30, 2021.

10.1	Form of Transaction Support Agreement, dated June 30, 2021.

10.2	Sponsor Side Letter, dated June 30, 2021.

10.3	Form of Subscription Agreement.

99.1	Press Release, dated June 30, 2021.

99.2	Investor Presentation, dated June 30, 2021.

99.3	Conference Call Script, dated June 30, 2021.

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). Thayer agrees to supplementally furnish a copy of any omitted exhibit or schedule to the SEC upon its request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THAYER VENTURES ACQUISITION CORPORATION

Dated: June 30, 2021

	By:	/S/ MARK E. FARRELL
Mark E. Farrell
Co-Chief Executive Officer, Co-President and Chief Financial Officer